Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 23, 2023, with respect to the consolidated financial statements of TCR2 Therapeutics Inc., incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Boston, Massachusetts

 April 5, 2023